Exhibit 10.15

Notice of Grant of Performance Restricted Stock Units and Award Agreement
pursuant to the
RealNetworks, Inc. 2005 Stock Incentive Plan,
as amended and restated
This Notice of Grant of Performance Restricted Stock Units and Award Agreement (the “Agreement”) is made and entered into as of ____________ (the “Grant Date”), by and between RealNetworks, Inc., a Washington corporation (the “Company”), and you (the “Participant”) pursuant to the RealNetworks, Inc. 2005 Stock Incentive Plan, as amended and restated (the “Plan”). Capitalized terms not defined in this Agreement have the meanings ascribed to them in the Plan.
1. Grant of Performance Restricted Stock Units. The Company hereby grants to the Participant pursuant to the Plan up to a maximum of __________ Performance Restricted Stock Units, subject to the terms of this Agreement and the Plan. Each Performance Restricted Stock Unit shall be deemed to be the equivalent of one Share on the vesting date.
2. Account. The Company shall credit to a bookkeeping account (the “Account”) maintained by the Company for the Participant’s benefit the Performance Restricted Stock Units. On any date that an extraordinary cash dividend is paid on the Shares, the Company will credit the Account with a number of additional Performance Restricted Stock Units equal to the result of dividing (i) the product of the total number of Performance Restricted Stock Units credited to the Account on the record date for such dividend and the per Share amount of such dividend by (ii) the Fair Market Value of one Share on the date such dividend is paid by the Company to shareholders. The additional Performance Restricted Stock Units shall be or become vested to the same extent as the Performance Restricted Stock Units that resulted in the crediting of such additional Performance Restricted Stock Units.
3. Vesting. Except as otherwise provided in this Agreement, the vesting schedule applicable to the Performance Restricted Stock Units credited to the Account shall be as set forth on Appendix A. The Performance Restricted Stock Units shall cease to vest upon the Participant’s termination of employment. Notwithstanding the foregoing, the Committee may, in its discretion, accelerate the date that any installment of the Performance Restricted Stock Units vests.
4. Performance Period. The Performance Period (as defined in Appendix A) shall be January 1, 2012 (or employment date if after January 1, 2012) to December 31, 2013.
5. Performance Goal. The Performance Goal (as defined in Appendix A) will be the difference between the Company’s actual consolidated revenue as of the fiscal year ended December 31, 2013 and the Company’s budgeted consolidated revenue established in the first half of 2012 for the fiscal year ended December 31, 2012, allowing for adjustments related to acquisitions, mergers, divestitures, etc., using acceptable accounting principles for revenue recognition and reporting. The Committee shall have discretion to determine the measurement of the Performance Goal, and all aspects related thereto. The following benchmarks for performance have been established.
“Minimum Target Growth” shall mean Revenue Growth of 0% (but not less than 0%).
“Minimum Target RSUs” shall mean the number of Performance Restricted Stock Units that will vest if Minimum Target Growth is achieved, which number equals of 50% of the Target Growth RSUs, or [__________].
“Target Growth” shall mean Revenue Growth of 5%.

Exhibit 10.15

“Target Growth RSUs” shall mean the number of Performance Restricted Stock Units that will vest if Target Growth is achieved, which number equals [___________].
“Maximum Target Growth” shall mean Revenue Growth of 10% or higher.
“Maximum Target RSUs” shall mean the number of Performance Restricted Stock Units that will vest if Maximum Target Growth is achieved, which number equals 150% of the Target Growth RSUs, or [___________].
6. Termination of Employment.
(a) Termination by Company Other Than for Cause. If the Company terminates the employment of the Participant for any reason other than for Cause (as defined in paragraph (c) of this Section) and the Performance Restricted Stock Units credited to the Account are not fully vested, then the unvested portion of the Performance Restricted Stock Units credited to the Account shall be forfeited unless the Committee determines, in its discretion, prior to the termination of employment of the Participant to accelerate the vesting of any portion of such unvested Performance Restricted Stock Units. If the Committee determines to vest any unvested portion of the Performance Restricted Stock Units pursuant to the preceding sentence, such vesting shall be subject to and effective only if the Participant executes and delivers a Separation and Release Agreement (“Release”) satisfactory to the Company on or before the Decision Date (as defined in the Release). For purposes hereof, employment shall not be considered as having terminated during any leave of absence if the leave of absence has been approved in writing by the Company; in the event of any unpaid leave of absence, vesting of the Performance Restricted Stock Units credited to the Account shall be suspended (and the unpaid portion of the leave of absence shall be added to all vesting installment dates) unless otherwise determined by the Committee.
(b) Termination by Company for Cause. If the employment of the Participant is terminated by the Company for Cause (as defined below), the Performance Restricted Stock Units credited to the Account that were not vested on the date of such termination of employment shall be immediately forfeited.
(c) Cause. For purposes of this Agreement, “Cause” means conduct involving one or more of the following: (i) the conviction of the Participant, or plea of nolo contendere by the Participant to, a felony or misdemeanor involving moral turpitude; (ii) the indictment of the Participant for a felony or misdemeanor involving moral turpitude under the federal securities laws; (iii) the substantial and continuing failure of the Participant after written notice thereof to render services to the Company in accordance with the terms or requirements of the Participant’s employment for reasons other than illness or incapacity; (iv) the willful misconduct or gross negligence by the Participant; (v) fraud, embezzlement, theft, misrepresentation or dishonesty by the Participant involving the Company or any Subsidiary, or willful violation by the Participant of a policy or procedure of the Company, resulting in any case in significant harm to the Company; or (vi) the Participant’s violation of any confidentiality or non-competition agreements with the Company or its Subsidiaries.
(d) If the Participant is a party to a Change in Control and Severance Agreement with the Company, no provision in this Agreement shall deprive the Participant of any protection or benefit provided in the Change in Control and Severance Agreement.
(e) Termination by Participant. If the Participant voluntarily terminates his or her employment for any reason other than death or disability, then except to the limited extent provided in Appendix B to this Agreement or in any Company Change in Control and Severance Agreement applicable to the Participant, the Performance Restricted Stock Units credited to the Account that were not vested on the date of such termination of employment shall be immediately forfeited.

Exhibit 10.15

7. Death; Disability.
(a) Death. If the Participant’s employment terminates due to the Participant’s death, the Target Growth RSUs credited to the Account will fully vest on the date of termination of employment.
(b) Disability. If the Participant’s employment is terminated by reason of his or her disability and the Performance Restricted Stock Units credited to the Account are not fully vested, the Pro Rata Portion (as defined in Appendix A) of the Target Growth RSUs credited to the Account shall vest. For purposes hereof, “disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code.
8. Payment of Performance Restricted Stock Units. The Company shall make a payment to the Participant of the vested Performance Restricted Stock Units credited to the Account as provided in Section 9 upon the date the Performance Restricted Stock Units vest.
9. Form of Payment. Payment pursuant to Section 8 shall be made in Shares equal to the number of vested Performance Restricted Stock Units credited to the Account. Payment shall be made as soon as practicable after the applicable payment date, but in no event later than 30 days after the date such Performance Restricted Stock Units have vested.
10. Beneficiary. In the event of the Participant’s death prior to payment of the Performance Restricted Stock Units credited to the Account, payment shall be made to the last beneficiary designated in writing that is received by the Company prior to the Participant’s death or, if no designated beneficiary survives the Participant, such payment shall be made to the Participant’s estate.
11. No Obligation to Continue Employment. None of the Plan, this Agreement, nor the grant of the Performance Restricted Stock Units imposes any obligation on the Company or its Subsidiaries to continue the Participant’s employment, or limit in any way the rights of the Company or a Subsidiary to terminate the Participant’s employment at any time.
12. No Rights as Shareholder. The Participant shall have no rights as a shareholder with respect to any Shares subject to the Performance Restricted Stock Units until such Shares have been issued.
13. Adjustment for Capital Changes. The Plan contains provisions covering the treatment of outstanding Awards, including these Performance Restricted Stock Units in the event of mergers, stock splits, spin-offs and certain other corporate transactions. Provisions in the Plan for such adjustment are hereby made applicable hereunder and are incorporated herein by reference.
14. Change in Control; Corporate Transaction. Provisions regarding a Change in Control and a Corporate Transaction are set forth on Appendix B.

15. Withholding. When Shares are issued as payment for vested Performance Restricted Stock Units or, in the discretion of the Company, such earlier time as the Tax Obligations (defined below) are due, the Company (or the employing Subsidiary) will withhold a portion of the Shares that have an aggregate market value sufficient to pay all taxes and social insurance liability and other requirements in connection with the Shares, including, without limitation, (a) all federal, state and local income, employment and any other applicable taxes that are required to be withheld by the Company or the employing Subsidiary, (b) the Participant’s and, to the extent required by the Company (or the employing Subsidiary), the Company’s (or the employing Subsidiary’s) fringe benefit tax liability, if any, associated with the grant, vesting, or sale of the Performance Restricted Stock Units awarded and the Shares issued thereunder, and (c) all other taxes or social insurance liabilities with respect to which the Participant has agreed to bear responsibility (collectively, the “Tax Obligations”). The number of Shares withheld pursuant to the prior sentence will be rounded down to the nearest whole Share. The remaining required withholding (representing a fractional

Exhibit 10.15

share) will be withheld from the Participant’s compensation on the next regular pay date or the Company may require the Participant to deliver funds directly to the Company (unless otherwise determined by the Company to be necessary to comply with applicable law). Notwithstanding the foregoing, the Company, in its sole discretion, may require the Participant to make alternate arrangements satisfactory to the Company for such withholdings or remittances in advance of the arising of any remittance obligations to which the Participant has agreed or any withholding obligations.
Notwithstanding any contrary provision of this Agreement, no Shares will be issued unless and until satisfactory arrangements (as determined by the Company) have been made by the Participant with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to such Shares. In addition and to the maximum extent permitted by law, the Company (or the employing Subsidiary) has the right to retain without notice from salary or other amounts payable to the Participant, cash having a sufficient value to satisfy any Tax Obligations that the Company determines cannot be satisfied through the withholding of otherwise deliverable Shares or that are due prior to the issuance of Shares under the Performance Restricted Stock Units award. All Tax Obligations related to the Performance Restricted Stock Units award and any Shares delivered in payment thereof are the sole responsibility of the Participant. The Company will not be responsible for any losses or damages resulting from any delay in releasing the Shares to the Participant upon the vesting of the Performance Restricted Stock Units as a result of the Participant’s failure to make full payment of the Tax Obligations, as provided in this Section 15, in a timely manner upon the vesting of the Performance Restricted Stock Units.
16. Policy on the Avoidance of Insider Trading. The Participant acknowledges that he/she has received and read the RealNetworks Policy on the Avoidance of Insider Trading, and, if applicable, the Addendum to the Policy on the Avoidance of Insider Trading, and the Participant agrees to comply with the Policy’s terms, together with the Addendum, if applicable.
17. Compliance with Section 409A of the Code.
(a) Automatic Delay of Payment. Notwithstanding anything contained in this Agreement to the contrary, if the Company determines that as of the date of payment the Participant is a “specified employee” (as such term is defined under Section 409A of the Code), and the Performance Restricted Stock Units could be considered deferred compensation subject to Section 409A of the Code, any Shares (or shares of the common stock of the successor company in the event of a Change in Control) payable by reason of the Participant’s separation from service (as such term is defined in Section 409A of the Code) with the Company and its Subsidiaries for any reason other than death or “disability” (as such term is defined under Section 409A of the Code) will not be paid until the date that is six months following the date of the separation from service (or such earlier time permitted under Section 409A of the Code without the imposition of any accelerated or additional taxes under Section 409A of the Code).
(b) General. This Agreement is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. Payment under this Agreement shall be made in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, as determined by the Committee. Any provision of this Agreement that would cause the payment or settlement thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.
(c) Notwithstanding anything in the Plan or this Agreement to the contrary, if the Committee, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Performance Restricted Stock Units, the payment of such accelerated Performance Restricted Stock Units

Exhibit 10.15

shall be made in accordance with the time period prescribed under Section 9 of this Agreement; provided, however, if the Performance Restricted Stock Units are “deferred compensation” within the meaning of Section 409A of the Code, the payment of such accelerated portion of Performance Restricted Stock Units nevertheless shall be made at the same time or times as if such Performance Restricted Stock Units had vested in accordance with the vesting schedule set forth in the Notice of Grant, including any necessary application of Section 17(a) (whether or not the Participant remains employed by the Company as of such date(s)), unless an earlier payment date, in the judgment of the Committee, would not cause the Participant to incur an additional tax under Section 409A of the Code, in which case, payment of such accelerated Restricted Stock Units shall be made no later than the date that is the fifteenth (15th) day of the third (3rd) month (and in all cases within thirty (30) days) following the earliest permissible payment date that would not cause the Participant to incur an additional tax under Section 409A of the Code, subject to Section 17(a) with respect to specified employees. Notwithstanding the foregoing, any delay in payment pursuant to this Section 17(b) will cease upon the Participant’s death and such payment will be made as soon as practicable after the date of the Participant’s death (and in all cases within thirty (30) days following such death).

18. Miscellaneous.
(a) Nature of Grant. In accepting the grant, the Participant acknowledges that:
(i) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;
(ii) the grant of the Performance Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Restricted Stock Units, or benefits in lieu of Performance Restricted Stock Units, even if Performance Restricted Stock Units have been granted repeatedly in the past;
(iii) all decisions with respect to future Performance Restricted Stock Unit grants, if any, will be at the sole discretion of the Company;
(iv) the Participant is voluntarily participating in the Plan and in this grant of Performance Restricted Stock Units; and
(v) the future value of the underlying Shares is unknown and cannot be predicted with certainty.
(b) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Participant, to the address indicated on the signature page below or at the most recent address shown on the records of the Company, and if to the Company, to the Company’s principal office, attention of the Corporate Secretary.
(c) Entire Agreement; Modification. This Agreement and the Plan constitute the entire agreement between the parties relative to the subject matter hereof, and supersedes all understandings between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.
(d) Cost of Litigation. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys’ fees incurred by the successful party or parties (including without limitation costs, expenses and fees in any

Exhibit 10.15

appellate proceedings), and if the successful party recovers judgment in any such action or proceeding, such costs, expenses and attorney’s fees shall be included as part of the judgment.
(e) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.
(f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including the Participant’s heirs, executors, administrators and legal representatives.
(g) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Washington, without giving effect to the principles of the conflicts of laws thereof.
(h) No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or his or her acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
(i) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

By Participant’s signature and the Company’s signature below, Participant and the Company agree that this award is granted under and governed by the terms and conditions of the Plan and this Agreement.

Company:
RealNetworks, Inc.
By: _________________                Its: __________________

Participant:
_________________________________
Name: ___________________________

Exhibit 10.15

APPENDIX A
Performance-Based Vesting Conditions
A. The Performance Restricted Stock Units are subject to certain performance-based vesting requirements. The Performance Restricted Stock Units will vest, if at all, only if the revenue growth performance goals described below are satisfied by December 31, 2013 (the “Vesting Determination Date”). The Account will display the Maximum Target RSUs to ensure that the required number of Shares is reserved and available for issuance in the event the Performance Goals are achieved at the maximum level (but the actual number of Performance Restricted Stock Units that vest, if any, may be less than the Maximum Target RSUs). The Committee shall have discretion to determine the measurement of the Performance Goal, and all aspects related thereto.
B. The number of Performance Restricted Stock Units that become vested, if at all, on the Vesting Determination Date, will depend on the Company’s level of performance, as determined in the sole and absolute discretion of the Committee, who will apply the following criteria when assessing the Company’s level of performance of the Performance Goal (as defined below):
(i) Minimum Target RSUs if Minimum Target Growth is achieved
(ii) Target Growth RSUs if Target Growth is achieved
(iii) Maximum Target RSUs if Maximum Target Growth is achieved
If the Performance Goal achieved is between the Minimum Target Growth and the Maximum Target Growth, the number of Performance Restricted Stock Units that will vest will be determined on a linear basis from the Minimum Target RSUs to the Maximum Target RSUs. By way of example only, if the Performance Goal achieved is 2% Revenue Growth, then the number of Performance Restricted Stock Units that will vest will equal 70% of the Target Growth RSUs.
Vesting Limitations. None of the Performance Restricted Stock Units will vest if Minimum Target Growth is not achieved. In no event will the number of Performance Restricted Stock Units that vest exceed the number of Maximum Target RSUs.
C. In the event of termination by the Company other than for Cause, unvested Performance Restricted Stock Units will vest, if at all, as provided in Section 6(a) above. The number of Performance Restricted Stock Units that vest, if any, pursuant to this Section C shall be subject to the Vesting Limitations set forth in Section B above.
D. In the event of a Change in Control prior to the Vesting Determination Date, and the Performance Restricted Stock Units are assumed by the Surviving Corporation or Parent Corporation as more fully described in Appendix B, the vesting schedule of the Performance Restricted Stock Units shall be revised such that the performance-based vesting conditions shall be deemed achieved and thereafter one hundred percent (100%) of the Target Growth RSUs will become vested, provided the Participant remains employed with the Company, the Surviving Corporation or the Parent Corporation, on the Vesting Determination Date.
E. Definitions. For the purposes of this Agreement and Appendix A:
“Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the

Exhibit 10.15

meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the NASDAQ Stock Market.
“Maximum Target Growth” shall mean Revenue Growth of 10% or higher.
“Maximum Target RSUs” shall mean the number of Performance Restricted Stock Units that will vest if Maximum Target Growth is achieved, which number equals 150% of Target Growth RSUs and is set forth in the Agreement.
“Minimum Target Growth” shall mean Revenue Growth of 0% (but not less than 0%).
“Minimum Target RSUs” shall mean the number of Performance Restricted Stock Units that will vest if Minimum Target Growth is achieved, which number equals of 50% of Target Growth RSUs and is set forth in the Agreement.
“Performance Goal” means the creation of a revenue growth profile for the Company that is accepted and endorsed by the Board. The Performance Goal will be the difference between actual consolidated revenue of the Company as of the end of the fiscal year ended December 31, 2013 and budgeted consolidated revenue of the Company established in the first half of 2012 for the fiscal year ended December 31, 2012, allowing for adjustments related to acquisitions, mergers, divestitures, etc, using acceptable accounting principles for revenue recognition and reporting.
“Performance Period” shall mean January 1, 2012 (or date of commencement of Participant’s employment date if after January 1, 2012) – December 31, 2013.
“Pro Rata Portion” shall mean (i) the number of full months of the Performance Period that has elapsed since the date on which the vesting of the Performance Restricted Stock Units credited to the Account commenced divided by (ii) 24.
“Quarterly Goal Performance” shall mean the forecasted revenue performance for the fiscal year ended December 31, 2013, expressed as a percentage, as assessed for the Company’s financial reporting each calendar quarter.
“Revenue Growth” shall mean the increase or decrease in the Company’s actual consolidated revenue for the fiscal year ended December 31, 2013 from the Company’s budgeted consolidated revenue for the fiscal year ended December 31, 2012, as such revenue amounts are determined pursuant to the definition of “Performance Goal.”
“Target Growth” shall mean Revenue Growth of 5%.
“Target Growth RSUs” shall mean the number of Performance Restricted Stock Units that will vest if Target Growth is achieved, which number is set forth in the Notice of Grant of Performance Restricted Stock Units.
G. The Committee has full authority to make adjustments to the Performance Goal, and to determine, in its sole and absolute discretion, the level of achievement of the Performance Goal. All determinations regarding the achievement, or lack thereof, of the Company in meeting these performance goals, will be made by the Committee in its sole discretion and all such determinations will be final and binding on all parties.

Exhibit 10.15

H. Any Performance Restricted Stock Units that the Committee determines have not vested as of the Vesting Determination Date, will be forfeited.

Exhibit 10.15

APPENDIX B
Change in Control; Corporate Transaction
I. Change in Control
Notwithstanding anything contained herein to the contrary, if (i) the Performance Restricted Stock Units credited to the Account are assumed or substituted for on substantially the same terms and conditions (which may include payment in shares of the common stock of the Surviving Corporation or the Parent Corporation) immediately following the Change in Control and (ii) on or prior to the Vesting Determination Date the Participant’s employment is terminated by the Company or its successor without Cause or by the Participant for Good Reason (as defined in this Appendix B), all of the Shares subject to the Target Growth RSUs shall be vested immediately.
Furthermore and notwithstanding anything contained herein to the contrary, if the Performance Restricted Stock Units credited to the Account are not assumed or substituted for immediately following the Change in Control on substantially the same terms and conditions (which may include payment in shares of the common stock of the Surviving Corporation or the Parent Corporation), all of the Shares subject to the Target Growth RSUs credited to the Account shall vest immediately upon the Change in Control.
For purposes of this Agreement:
“Change in Control” means the occurrence of any one of the following events:
(a) Any Person or Group acquires stock of the Company that, together with stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. However, if any Person or Group is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Group is not considered to cause a Change in Control. An increase in the percentage of stock owned by any Person or Group as a result of a transaction in which the Company acquires its stock in exchange for cash or other property will be treated as an acquisition of stock for purposes of this subsection. This subsection applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction;
(b) Any Person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company. However, if any Person or Group is considered to own 35% of the total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Group is not considered to cause a Change in Control;
(c) A majority of members of the Company’s Board is replaced during any 12-month period by Participants whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election; or
(d) Any Person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. However, no Change in Control shall be deemed to occur under this subsection (d) as a result of a transfer to:

Exhibit 10.15

(i) A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;
(ii) An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(iii) A Person or Group that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or
(iv) An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (iii) above.
For these purposes, the term “Person” shall mean an individual, Company, association, joint stock company, business trust or other similar organization, partnership, limited liability company, joint venture, trust, unincorporated organization or government or agency, instrumentality or political subdivision thereof. The term “Group” shall have the meaning set forth in Rule 13d-5 of the Securities Exchange Commission, modified to the extent necessary to comply with any applicable Section 409A regulations, or any successor thereto in effect at the time a determination of whether a Change in Control has occurred is being made.
“Good Reason” shall mean any of the following events or conditions, but only if the Participant shall have provided written notice to the Company within 90 days of the initial existence or occurrence of such event or condition and the Company shall have failed to cure such event or condition within 30 days of its receipt of such notice:
(i) a reduction by the Company or its successor of more than 10% in the Participant’s rate of annual base salary as in effect immediately prior to such Change in Control;
(ii) a reduction by the Company or its successor of more than 10% of the Participant’s individual annual target or bonus opportunity; or
(iii) any requirement of the Company that Participant be based anywhere more than fifty (50) miles from Participant’s primary office location at the time of the Change in Control and more than fifty (50) miles from Participant’s principal residence at the time of the Change in Control.
II. Corporate Transaction
Notwithstanding anything contained herein to the contrary, in the event of a Corporate Transaction that is not a Change in Control, the surviving corporation or acquiring corporation may assume, continue or substitute for the Performance Restricted Stock Units credited to the Account on substantially the same terms and conditions (which may include payment in shares of the common stock of the surviving corporation or acquiring corporation, or the parent company of the surviving or acquiring corporation). In the event of a Corporate Transaction that is not a Change in Control, then notwithstanding anything contained herein to the contrary, to the extent that the surviving corporation or acquiring corporation (or its parent company) does not assume, continue or substitute for the Performance Restricted Stock Units credited to the Account on substantially the same terms and conditions (which may include payment in shares of the common stock of the surviving corporation, acquiring corporation, or the surviving or acquiring corporation’s parent company), then all of Target Growth RSUs shall become fully vested immediately prior to the Corporate Transaction if the Participant is then an Employee.
For purposes of this Agreement, “Corporate Transaction” means (i) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or (ii) the consummation of a merger, consolidation or similar transaction following which the Company is the

Exhibit 10.15

surviving corporation but the Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise. Notwithstanding the foregoing, a “Corporate Transaction” shall not include a transaction that is effected exclusively for the purpose of changing the domicile of the Company.